Exhibit 99.1

Investor Presentation March 2017

Safe harbor Cautionary Language Concerning Forward-Looking Statements Information set forth in this presentation, including statements regarding our future financial performance, our business prospects and strategy, anticipated financial position, liquidity, capital needs and other similar matters constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the management of ILG and are subject to significant risks and uncertainties outside of ILG’s control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries, or adverse events or trends in key vacation destinations, (2) lack of available financing for, or insolvency or consolidation of developers, including availability of receivables financing for our business, (3) adverse changes to, or interruptions in, relationships with third parties, (4) our ability to compete effectively and successfully and to add new products and services, (5) our ability to market VOIs successfully and efficiently, (6) our ability to source sufficient inventory to support VOI sales and risks related to development of inventory in accordance with applicable brand standards, (7) the occurrence of a termination event under the master license agreement with Starwood or Hyatt, (8) actions of Starwood, Hyatt or any successor that affect the reputation of the licensed marks, the offerings of or access to these brands and programs, (8) decreased demand from prospective purchasers of vacation interests, (9) travel related health concerns, (10) significant increase in defaults on our vacation ownership mortgage receivables; (11) the restrictive covenants in our revolving credit facility and indenture and our ability to refinance our debt on acceptable terms; (12) our ability to successfully manage and integrate acquisitions, including Vistana, (13) impairment of ILG’s assets or other adverse changes to estimates and assumptions underlying our financial results, (14) our ability to expand successfully in international markets and manage risks specific to international operations (15) fluctuations in currency exchange rates, (16) the ability of managed homeowners associations to collect sufficient maintenance fees, (17) business interruptions in connection with technology systems, and (18) regulatory changes. Discussions of additional risks and uncertainties are contained in ILG’s filings with the U.S. Securities and Exchange Commission. ILG is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this presentation are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. .

Overview of ILG and the Industry 3

Platform of business leaders 60’s 70’s 80’s 90’s Founded 1976 2008 2009 2010 2011 2012 2013 2015 2014 2007 Founded 1968 Founded 1973 Founded 1981 Founded 1984 Founded 2001 Founded 1994 2016 Founded 1980 Acquired 2007 Acquired 2010 Acquired 2012 Acquired 2013 Acquired 2013 Acquired 2014 Acquired 2016 Spin-off from IAC in 2008

Today: A leading global provider of professionally delivered vacation experiences Development & Financing Sales & Marketing Vacation Rentals Resort Management Exchange Club Services Exchange & Rental Vacation Ownership Engages in sales, marketing and financing of vacation ownership interests and in the management of vacation ownership resorts (Management) Offers access to vacation accommodations and other travel-related transactions and services to leisure travelers through: timeshare exchange, vacation rental, membership services, and developer services (Exchange)

The VO industry has enjoyed decades of strong growth and the receivable portfolios exhibited resilience during the financial crisis The industry recorded strong growth through all cycles since 1975, other than during the financial crisis of 2008 During the financial crisis receivables financing was largely unavailable, leading to a decrease in sales and developer bankruptcies In 2015 the industry exhibited strong growth in total sales volume and average sales price Consumer ABS 60+ Day Delinquencies(2) Annualized Growth 1975-1984 28% Annualized Growth 1984-1994 7% Annualized Growth 1994-2004 17% $8.6B U.S. Vacation Ownership Sales since 1975(1) U.S. Industry Metrics(1) 2014 2015 % Change Sales Volume ($ in billions) $7.9 $8.6 9% Occupancy 78.3% 79.9% 2% Avg. sales price3 $20,020 $22,240 11% (1) State of the Vacation Timeshare Industry: United States Study, 2016 Edition, ARDA (2) Standard and Poor’s Financial Services LLC (3) Per interval or interval equivalent 0% 1% 2% 3% 4% 5% 6% Dec-05 Oct-06 Aug-07 Jun-08 Apr-09 Feb-10 Dec-10 Oct-11 Aug-12 Jun-13 Apr-14 Feb-15 Dec-15 Timeshare Loans Auto Loans (Prime) Auto Loans (Subprime) Credit Cards $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 1975 1977 1979 1981 1983 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015

Vacation ownership provides a wide array of benefits and services versus peer-to-peer accommodations Activities Safety/Security In-house services Ownership Living space Additional benefits Quality standards X – X – X – X – X X X – X – Vacation ownership Peer-to-peer accommodations

Exchange and Rental Segment 8

E&R: Exchange

Provides proprietary platforms for vacation ownership exchange of purchased weeks or points for other leisure stays

Interval International

- 1.8 million members worldwide
- ~3,000 resorts in more than 80 countries
- Provides value-added services to developers

Trading Places

- Provides transaction-driven services (Exchanges & Vacation Rentals)
- No membership required

HRC – Hyatt Residence Club

- Deeded interest that converts to points in the Hyatt Residence Club
- 31,000+ members
- HRC points can be exchanged for
  - Stays at 16 HRC properties
  - Stays at Interval International affiliated resorts
  - World of Hyatt points

Vistana Signature Network

- Deeded interest, single site and multisite points system that converts to points in the Vistana Signature Network
- ~172,000 members
- VSN points can be exchanged for
  - Stays at 19 VSN properties
  - Stays at Interval International affiliated resorts
  - Starwood Preferred Guest points

Interval Membership Options[1]



Basic Membership ($89/year)	Interval Gold[2] ($64 incremental/year)	Interval Platinum[2] ($139 incremental/year)

(1) Published pricing for U.S. customers
(2) 40%+ of all members are enrolled in Interval Gold or Interval Platinum as of December 31, 2016

9

E&R: Rentals One of the largest operators of resorts in Hawaii Hawaii’s ADR and occupancy rates are higher than those for the U.S. market (1) 2016 ADR: Hawaii $254.73 vs. U.S. $123.97 2016 Occupancy: Hawaii 79.2% vs. U.S. 65.5% ~ 50 resorts under management in Hawaii, Orlando and other locations Fee-based model for rental services and related management of hotels, condominium resorts and HOAs Related services provided Sales, marketing & revenue management Accounting Purchasing support Interior decoration and renovation (1) Source: Smith Travel Research

Vacation Ownership Segment 11

Vacation ownership: Overview of Vistana Signature Experiences and Hyatt Vacation Ownership

Vacation Ownership	Resort and Vacation Network Management	Rental Operations and Ancillary Services	Consumer Financing
Vistana Signature Experiences (VSE)			**Combined**
• 22 resorts in 8 states/territories in 3 countries • Exclusive global license for Westin and Sheraton in VO • Rights for the existing St. Regis and Luxury Collection fractional properties • 18 active sales centers • Developed 5,300+ units	• Ownership base of 220,000+ owner-families (~172,000 members of VSN) • Cost-plus management contracts with HOAs	• Rental revenue from VO resorts, fractional residence properties and hotels • Ancillary services including sales at restaurants, spas, golf courses and other retail/service outlets at resorts • Opportunity to convert hotel keys to 625 VO units	• Average FICO of 712 at time of origination • Actual default rate 4.4%[(1)] • Weighted average interest rate 13.4% • Portfolio of eligible unsecuritized receivables $262M
Hyatt Vacation Ownership (HVO)			
• 16 resorts in 8 states/territories • Exclusive global license for Hyatt in VO • 5 active sales centers • Developed 1,000+ units	• 31,000+ owner-families/members of HRC • Cost-plus management contracts with HOAs	• Rental revenue from VO resorts, fractional residences and the Hyatt Carmel Highlands Hotel • Ancillary services including sales at restaurants, spas, golf courses and other retail/service outlets at resorts	

Note: Information as of 12/31/16

12

Attractive and growing resort portfolio



Completed Inventory(1)
WESTIN LAGUNAMAR OCEAN RESORT VILLAS & SPA, CANCUN
SHERATON VISTANA RESORT
HYATT KA'ANAPALI BEACH, A HYATT RESIDENCE CLUB RESORT
Transferred Hotels
THE WESTIN RESORT & SPA, PUERTO VALLARTA
SHERATON KAUA'I RESORT
THE WESTIN RESORT & SPA, LOS CABOS (4)
SHERATON STEAMBOAT RESORT
THE WESTIN RESORT & SPA, CANCUN
$1.9 Billion
$1.4 Billion
Expected sales value of inventory
$6.8 Billion
$3.5 Billion
In Development and Future Phases(2)
THE WESTIN NANEA OCEAN VILLAS3
THE WESTIN ST. JOHN RESORT AND VILLAS
SHERATON BROADWAY PLANTATION
SHERATON VISTANA VILLAGES
HYATT COCONUT PLANTATION RESORT
HYATT WILD OAK RANCH

(1) "Completed Inventory" yield based on pricing as of November 2016 and December 2016 for Vistana and HVO, respectively and includes inventory on hand, projected returns due to mortgage receivable defaults in the future, as well as projected purchases through 2019 from existing third-party agreements and other third-party sources for Vistana
(2) Projections for "In Development and Future Phases" and "Transferred Hotels" are based on inventory from build out of current active development projects and future conversion of transferred properties. Projected yield for these categories include 2 percent annual price growth and excludes future returns pursuant to GAAP accounting methodology. Yield projections are subject to change due to market dynamics, ongoing review of development, and operational performance within mortgage portfolio, sales and marketing, and resort business lines
(3) Artist rendering. Includes units in buildings 3- 8. Buildings 1 and 2 are reflected under completed inventory
(4) Under renovation, expected to open Q2

13

Snapshot of resort development plan as of February 2017

Projects[1]

		2015	2016	2017E [2]	2018E[2]	2019E[2]	2020[2]+
Westin St. John	St. John, US VI	36	26	26	-----	-----	-----
Westin Desert Willow	Palm Desert, CA	22	22	42	22	16	42
Westin Nanea	Maui, HI	-----	102	288	-----	-----	-----
Westin Los Cabos	Los Cabos, MX	-----	-----	147	-----	-----	-----
Westin Cancun	Cancun, MX	-----	-----	44	-----	-----	204
Westin Puerto Vallarta	Puerto Vallarta, MX	-----	-----	-----	-----	-----	139
Hyatt Wild Oak Ranch	San Antonio, TX	-----	-----	24	24	24	120
Hyatt Coconut Plantation	Bonita Springs, FL	-----	-----	-----	24	24	216
Sheraton Steamboat	Steamboat Springs, CO	-----	-----	112	-----	-----	-----
Sheraton Kauai	Kauai, HI	-----	-----	-----	48	42	36
Sheraton Vistana Villages	Orlando, FL	-----	-----	-----	-----	-----	734
Sheraton Broadway Plantation	Myrtle Beach, SC	-----	-----	-----	-----	-----	160
	Total	**58**	**150**	**683**	**118**	**106**	**1,651**

Sales Galleries

	2015	2016	2017E[2]
Number of active sales galleries at year-end	25	23 [3]	27
Recently opened and planned galleries	Westin Cancun		Westin Nanea
	Westin Maui		Westin Los Cabos
	Sheraton Kauai		Hyatt Key West
	Sheraton Steamboat		Hyatt Coconut Plantation

(1) For 2015 and 2016 represents the number of units which received a certificate of occupancy in the year. For 2017 and beyond represents the number of units expected to receive a certificate of occupancy in the year. Opening year may not coincide with receipt of certificate of occupancy
(2) Estimates as of February 28, 2017
(3) Reflects temporary closure of Hyatt Coconut Plantation center and closure of Hyatt Grand Aspen center

14

Sample project: Phased build-out at existing resort



Annual Cash Flow
Developer
Developer (pre-sale)
Financing
Resort (incl Club and Mgt)
Capital
Net Cash Flow
Time 0
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Ongoing



Cumulative Cash Flow

	Time 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Terminal
EBITDA Margin [3]	15%	17%	21%	22%	26%	31%	32%	33%	33%	36%		
Units Completed	0%	9%	17%	25%	36%	47%	60%	74%	88%	100%		

Note: Cash Flows exclude acquisition cost
(1) Assumes annual securitization from year 2 forward

- Illustrative example of project life cycle for "Future Phases"
- Phased build out of additional units at existing resort to improve capital efficiency and returns
  - Pre-sales generate sufficient cash flow to fund development after year 1
  - VOI sales fully ramped-up after year 4 and generate significant cash flow via securitizations[(1)]
- Leverages existing common areas and facilities for first 6 years
  - Additional amenities and infrastructure (i.e. club house, check-in facility, parking) built year 7 to support increased number of units
- Creates stable, recurring fee streams and future sales opportunities from new owners
- Target pre-tax unlevered IRR >20%

15

Sample project: Hotel conversion Annual Cash Flow Cumulative Cash Flow Illustrative example of project life cycle for “Transferred Hotels” Phased conversion to improve capital efficiency and returns Existing hotel converted to vacation ownership units in phases to limit disruption of hotel operations and better match sales pace VOI sales fully ramped-up after year 2 and generate significant cash flow via securitizations(1) 60% of investment through year 3 is to improve amenities and infrastructure which benefits entire project and supports sales pace Creates stable, recurring fee streams and future sales opportunities from new owners Target pre-tax unlevered IRR >20% Note: Cash Flows exclude acquisition cost (1) Assumes yearly securitization from year 3 forward. Year 1 developer cash flow is negative due to timing of securitization EBITDA Margin 2 10% 11% 14% 18% 21% 24% 26% 24% 30% 30% Units Completed 0% 0% 16% 41% 41% 81% 81% 100% 100% 100% Time 0 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Terminal Time 0 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Ongoing

Vacation ownership: Resort management ~ 170 resorts managed Fee for service, predictable revenues VRI/TPI manages resorts in the U.S., Mexico and Canada VRIE is a JV with CLC World to manage European timeshare resorts Spain, England, France and Portugal

Our Diversified Business Platform 18

Diversified & complementary businesses Period encompasses Vistana’s results Revenue net of cost reimbursements At December 31, 2016 Revenue - 2nd Half 2016 (1) Contractual and recurring revenue includes Membership and related transaction fees “Sticky” cost-plus resort management contracts tied to the Hyatt®, Westin® and Sheraton® brands Fee-for-service model for other vacation ownership management contracts Long-term European management contracts Aqua-Aston fee-for-service model for rental and related service Consumer financing revenue Sales of vacation ownership driven by strong pipeline and infrastructure 3 upper upscale brands $6.8B embedded sales value of inventory(3) 23 active sales centers (3) Other revenue includes Resort operations Club rentals Ancillary Other revenue 42% 35% 23% Contractual and recurring Sales of VO Other $700M (2)

Company outlook (in millions) 2017 Guidance (1) Low High Consolidated Revenues(2) $1,730 $1,855 Adjusted EBITDA $345 $365 Free cash flow $110 $140 (1) As of February 28, 2017. See Appendix for reconciliations These expectations of future performance are for continuing operations and exclude the impact of any potential acquisitions or restructuring activities (2) Includes an estimated $340 million to $365 million of cost reimbursements 2018-2019 Outlook (1) Expect FCF to increase reflecting Adjusted EBITDA growth Reduced inventory spend and capex Forecast development spend will consist of phased, capital-efficient projects Expectations FCF will increase year-over-year and average $240M Average inventory spend ~$105M and average capex ~$80M over the two years Annual securitizations ~$325M

Capacity for growth Low leverage and significant portfolio available for securitizations Net leverage As of 12/31/16 ($ in millions) Balance sheet data Eligible unsecuritized receivables(1) $262 Cash $126 Debt $600M Credit Facility $240 5.625% Sr. Notes due 2023 350 Total Debt(2) $590 Net Debt(2) $464 Leverage calculation 2016 Adjusted EBITDA $302 Net Leverage 1.5x (1) Excludes $9M not available for securitizations and $19M which is expected to be added to the 2016 securitization pool in exchange for release of restricted cash from escrow (2) Excludes receivables securitizations

Strategic initiatives: Drive long term growth from diverse foundation Grow VOI sales and associated club, management, rental and consumer financing revenue Build-out Vistana and HVO embedded inventory in capital-efficient manner Leverage existing ownership base of more than 220,000 and 31,000 owner-families in Vistana and HVO properties, respectively Evaluate opportunities for asset-light structures Continue to successfully leverage synergies across our portfolio Selectively pursue compelling new business opportunities Continue to expand internationally Leverage Interval International and VRIE’s global presence and broad expertise Further expand Hyatt®, Westin® and Sheraton® brands in vacation ownership

Key investment highlights Meaningful revenue contribution from contractual and recurring sources Exclusive global master license to the Hyatt®, Westin® and Sheraton® brands in vacation ownership Significant growth opportunities with over $6.8 billion of embedded sales value of inventory Well-diversified and balanced portfolio with proven resilience through business cycles Leading position across all businesses Experienced management team Strong balance sheet Brands, scale and product portfolio to drive long term growth

Appendix 24

Recent financial performance SELECTED DATA ($MM except EPS) December 31, 2016 December 31, 2015 Year Over Year % Change December 31, 2016 December 31, 2015 Year Over Year % Change Vacation Ownership revenue $313 $49 539% $789 $196 303% Exchange and Rental revenue 142 116 22% 567 501 13% Total Revenue 455 165 176% 1,356 697 95% Revenue excluding cost reimbursements 370 127 191% 1,082 545 99% Interest expense 4 6 (33)% 23 21 10% Net income attributable to common stockholders 27 12 125% 265 73 263% Adjusted net income 61 16 281% 130 76 71% Adjusted EBITDA 105 41 156% 302 185 63% Diluted EPS $0.22 $0.21 5% $2.60 $1.26 106% Adjusted diluted EPS 0.48 0.27 78% 1.28 1.32 (3)% BALANCE SHEET DATA December 31, 2016 December 31, 2015 Cash and cash equivalents $126 $93 Debt 580 416 Year Over Year % CASH FLOW DATA (1) 2016 2015 Change Operating activities before inventory spend $168 $143 17% Inventory spend (175) 0 NM Capital expenditures (95) (20) 375% Free cash flow 180 129 40% (1) See p. 27 for reconciliation For the quarter ended Year Ended December 31, For the year ended

Non-GAAP reconciliation: Outlook We are unable to present a quantitative reconciliation of average free cash flow for 2018-2019 without unreasonable effort because management cannot reliably predict the necessary components of such measures aside from the approximate averages for inventory spend, capital expenditures and securitizations described above. Low High Adjusted EBITDA 345 $ 365 $ Non-cash compensation expense (22) (22) Impact of purchase accounting 4 4 Depreciation and amortization (76) (76) Interest, net (29) (29) Income tax provision (85) (92) Net income attributable to common stockholders 137 $ 150 $ Operating activities before inventory spend 300 $ 305 $ Inventory spend (230) (215) Net cash provided by operating activities 70 90 Repayments on securitizations (170) (165) Proceeds from securitizations, net of debt issuance costs 322 322 Net changes in financing-related restricted cash 13 13 Net securitization activities 165 170 Capital expenditures (125) (120) Free cash flow 110 $ 140 $ Net cash used in investing activities (125) $ (120) $ Net cash provided by financing activites 53 $ 78 $ Current Guidance (In millions) 2017 Outlook

Non-GAAP reconciliation: Free cash flow 2016 2015 % Change Operating activity before inventory spend 168 $ 143 $ 15% Inventory spend (175) - NM Net cash provided by (used in) operating activities (7) 143 (105)% Repayments on securitizations (93) - NM Proceeds from securitizations, net of debt issuance costs 370 - NM Net changes in financing-related restricted cash (25) - NM Net securitization activities 252 - NM Capital expenditures (95) (20) 375% Acquisition-related and restructuring payments 30 6 400% Free cash flow 180 $ 129 $ 40% Year Ended December 31, (Dollars in millions)

Non-GAAP reconciliation: Adjusted EBITDA Three Months Ended December 31, 2016 2015 Vacation Ownership Exchange and Rental Consolidated Vacation Ownership Exchange and Rental Consolidated (Dollars in millions) Adjusted EBITDA $ 65 $ 40 $ 105 $ 7 $ 34 $ 41 Non-cash compensation expense (2) (3) (5) (1) (2) (3) Other special items - (25) (25) - - - Other non-operating income (expense), net (6) 1 (5) - - - Acquisition related and restructuring costs (2) - (2) (5) (1) (6) Impact of purchase accounting (5) - (5) - - - EBITDA 50 13 63 1 31 32 Amortization expense of intangibles (2) (3) (5) (1) (2) (3) Depreciation expense (11) (5) (16) (1) (4) (5) Less: Net income attributable to noncontrolling interests - - - - - - Equity in earnings in unconsolidated entities (1) - (1) (1) - (1) Less: Other special items - 25 25 - - - Less: Other non-operating expense, net 6 (1) 5 - - - Operating income $ 42 $ 29 71 $ (2) $ 25 # 23 Interest income - - Interest expense (4) (6) Other non-operating income, net (5) - Equity in earnings in unconsolidated entities 1 1 Other special items (25) - Income tax provision (11) (6) Net income 27 12 Net income attributable to noncontrolling interests - - Net income attributable to common stockholders $ 27 $ 12

Non-GAAP reconciliation: Adjusted EBITDA

	Year Ended December 31,					
	2016			2015		
	Vacation Ownership	Exchange and Rental	Consolidated	Vacation Ownership	Exchange and Rental	Consolidated
	(Dollars in millions)					
Adjusted EBITDA	$ 123	$ 179	$ 302	$ 29	$ 156	$ 185
Non-cash compensation expense	(7)	(11)	(18)	(3)	(10)	(13)
Other special items	-	163	163	-	-	-
Other non-operating income (expense), net	(11)	4	(7)	-	3	3
Acquisition related and restructuring costs	(15)	(7)	(22)	(7)	(1)	(8)
Impact of purchase accounting	(12)	-	(12)	(1)	-	(1)
EBITDA	78	328	406	18	148	166
Amortization expense of intangibles	(8)	(11)	(19)	(5)	(9)	(14)
Depreciation expense	(25)	(18)	(43)	(2)	(16)	(18)
Less: Net income attributable to noncontrolling interest	2	-	2	2	-	2
Equity in earnings in unconsolidated entities	(5)	-	(5)	(5)	-	(5)
Less: Other special items	-	(163)	(163)	-	-	-
Less: Other non-operating income (expense), net	11	(4)	7	-	(3)	(3)
Operating income	$ 53	$ 132	185	$ 8	$ 120	128
Interest income			1			1
Interest expense			(23)			(21)
Other non-operating income, net			(7)			3
Equity in earnings from unconsolidated entities			5			5
Other special items			163			-
Income tax provision			(57)			(41)
Net income			267			75
Net income attributable to noncontrolling interests			(2)			(2)
Net income attributable to common stockholders			$ 265			$ 73

29

Non-GAAP reconciliation: Adjusted net income 2016 2015 2016 2015 Net income attributable to common stockholders 27 $ 12 $ 265 $ 73 $ Acquisition related and restructuring costs 2 6 22 8 Other non-operating foreign currency remeasurements 5 - 7 (4) Impact of purchase accounting 7 - 15 1 Other special items 25 - (163) - Income tax impact of adjusting items (1) (5) (2) (16) (2) Adjusted net income 61 $ 16 $ 130 $ 76 $ Adjusted earnings per share Basic 0.49 $ 0.27 $ 1.29 $ 1.33 $ Diluted 0.48 $ 0.27 $ 1.28 $ 1.32 $ (1) Tax rate utilized is the applicable effective tax rate respective to the period to the extent amounts are deductible Year Ended December 31, Three months Ended December 31, (Dollars in millions, except per share data)

Supplementary information: Reconciliation of contract sales Total Timeshare Contract Sales $ 347 $ 98 Provision for loan losses (22) (2) Contract sales of unconsolidated projects (64) (72) Percentage of completion 39 - Other items and adjustments (1) 6 4 Sales of vacation ownership products, net 306 28 Provision for loan losses 22 2 Percentage of completion (39) - Other items and adjustments (1) (5) (4) Consolidated timeshare contract sales $ 284 $ 26 (1) Includes adjustments for incentives, other GAAP deferrals, cancelled sales, fractional sales and other items. Reconciliation of contract sales (In millions) 2016 2015 Year Ended December 31,

Supplementary information: Operating statistics

Operating statistics

Including Vistana since the May 11, 2016 acquisition	Three Months Ended December 31, 2016	2015	% Change	Year Ended December 31, 2016	2015	% Change
Vacation Ownership						
Total timeshare contract sales (in millions)	$ 123	$ 23	435%	$ 347	$ 98	254%
Consolidated timeshare contract sales (in millions)	$ 110	$ 6	NM	$ 284	$ 26	NM
Average transaction price	$ 16,171	$ 18,985	(15)%	$ 16,013	$ 18,327	(13)%
Volume per guest	$ 2,900	$ 1,866	55%	$ 2,789	$ 1,941	44%
Tour flow	38,098	3,255	NM	101,879	13,405	NM
Exchange and Rental						
Total active members at end of period (000's)	1,822	1,822	0%	1,822	1,811	1%
Average revenue per member	$ 43.40	$ 40.82	6%	$ 185.91	$ 178.76	4%

Including Vistana as if acquired January 1, 2015	Three Months Ended December 31, 2016	2015	% Change	Year Ended December 31, 2016	2015	% Change
Vacation Ownership						
Total timeshare contract sales (in millions)	$ 123	$ 125	(2)%	$ 497	$ 456	9%
Consolidated timeshare contract sales (in millions)	$ 110	$ 107	3%	$ 432	$ 377	15%
Average transaction price	$ 16,171	$ 15,949	1%	$ 16,548	$ 15,548	6%
Volume per guest	$ 2,900	$ 3,008	(4)%	$ 2,952	$ 2,774	6%
Tour flow	38,098	35,474	7%	146,281	135,860	8%
Exchange and Rental						
Average revenue per member	$ 43.40	$ 44.23	(2)%	$ 191.61	$ 194.60	(2)%

32

Supplementary information: Revenue and margin data 2016 2015 % Change 2016 2015 % Change Vacation Ownership Resort operations revenue 50 $ 5 $ NM 136 $ 17 $ NM Management fee revenue 30 22 36% 111 88 26% Sale of vacation ownership products, net 152 7 NM 306 28 NM Consumer financing revenue 20 1 NM 57 5 NM Cost reimbursement revenue 61 14 336% 179 58 209% Total revenue 313 $ 49 $ 539% 789 $ 196 $ 303% Vacation Ownership gross margin 46% 37% 26% 42% 39% 8% Vacation Ownership gross margin without cost reimbursement revenue 58% 51% 12% 55% 56% (2%) Exchange and Rental Transaction revenue 43 $ 42 $ 2% 198 $ 193 $ 3% Membership fee revenue 35 31 13% 134 126 6% Ancillary member revenue 1 1 0% 6 6 0% Total member revenue 79 74 7% 338 325 4% Club rental revenue 22 2 NM 63 9 NM Other revenue 5 5 0% 23 23 0% Rental management revenue 12 11 9% 48 50 (4)% Cost reimbursement revenue 24 24 0% 95 94 1% Total revenue 142 $ 116 $ 22% 567 $ 501 $ 13% Exchange and Rental gross margin 56% 59% (6%) 59% 61% (4%) Exchange and Rental gross margin without cost reimbursement revenue 67% 75% (11%) 71% 75% (6%) Three Months Ended December 31, Year Ended December 31, (Dollars in millions) Revenue and margin data

ILG's portfolio of Vistana and HVO properties

Vistana Portfolio

			Units (1)		
Resort Name	Location	Hotel Rooms	Completed Units	Planned Units (2)(3)	Total Units
Sheraton Vistana Resort	Orlando, FL	—	1,566	—	1,566
Sheraton Vistana Villages	Orlando, FL	—	892	734	1,626
Vistana's Beach Club	Jensen Beach, FL	—	76	—	76
Sheraton PGA Vacation Resort	Port St. Lucie, FL	—	30	—	30
The Westin Nanea Ocean Villas (4)	Maui, HI	—	102	288	390
The Westin Ka'anapali Ocean Resort Villas	Maui, HI	—	280	—	280
The Westin Ka'anapali Ocean Resort Villas North	Maui, HI	—	258	—	258
The Westin Princeville Ocean Resort Villas	Kauai, HI	—	173	—	173
Sheraton Kauai Resort & Hotel	Kauai, HI	394	—	126	126
The Westin Lagunamar Ocean Resort Villas & Spa	Cancun, MX	—	290	—	290
The Westin Resort & Spa Hotel	Cancun, MX	379	—	248	248
The Westin Los Cabos Resort Villas & Spa (4)	Los Cabos, MX	—	—	147	147
The Westin Resort & Spa Hotel	Puerto Vallarta, MX	280	—	139	139
The Westin St. John Resort & Villas	St. John, USVI	—	226	26	252
Harborside Resort at Atlantis (5)	Nassau, Bahamas	—	198	—	198
Sheraton Broadway Plantation	Myrtle Beach, SC	—	342	160	502
The Westin Mission Hills Resort Villas	Rancho Mirage, CA	—	158	—	158
The Westin Desert Willow Villas, Palm Desert	Palm Desert, CA	—	178	122	300
The Westin Kierland Villas	Scottsdale, AZ	—	149	—	149
Sheraton Desert Oasis Villas	Scottsdale, AZ	—	150	—	150
Sheraton Mountain Vista	Vail Valley, CO	—	78	—	78
The Westin Riverfront Mountain Villas	Vail Valley, CO	—	34	—	34
Lakeside Terrace Villas	Vail Valley, CO	—	23	—	23
Sheraton Steamboat Resort	Steamboat Springs, CO	188	53	112	165
	Total	**1,241**	**5,256**	**2,102**	**7,358**

(1) As of December 31, 2016
(2) These properties are entitled for vacation ownership use and are currently in either development, planning or evaluation stages
(3) Excludes additional developable land in Florida, Hawaii, St. John, Mexico and Colorado, which are not included in the near term development plans but are under evaluation for longer-term inventory needs
(4) Currently under construction
(5) Unconsolidated joint venture

34

ILG’s portfolio of Vistana and HVO properties Vistana Portfolio (Continued) Units (1) Resort Name Location Completed Units Planned Units Total Units The Phoenician Residences, The Luxury Collection Residence Club Scottsdale, AZ 6 — 6 The St. Regis Residence Club, Aspen Aspen, CO 25 — 25 The St. Regis Residence Club, New York New York, NY 31 — 31 Total 62 — 62 Vistana Signature Network – Transferred hotels (1) As of December 31, 2016

HVO properties Units (1) Resort Name Location Completed Units Planned Units(2) Total Units Hyatt Grand Aspen Aspen, CO 53 — 53 Hyatt Piñon Pointe Sedona, AZ 109 — 109 Highlands Inn Carmel, CA 94 — 94 Northstar Lodge Truckee, CA 2 — 2 Hyatt Mountain Lodge Avon, CO 50 — 50 The Residences at Park Hyatt Beaver Creek Avon, CO 15 — 15 Hyatt Main Street Station Breckenridge, CO 51 — 51 Hyatt Coconut Plantation Bonita Springs, FL 72 264 336 Hyatt Beach House Key West, FL 74 — 74 Hyatt Sunset Harbor Key West, FL 40 — 40 Hyatt Windward Pointe Key West, FL 93 — 93 Hyatt Siesta Key Beach Siesta Key, FL 11 — 11 Hyatt Ka’anapali Beach(3) Maui, HI 131 — 131 Hyatt High Sierra Lodge Incline Village, NV 60 — 60 Hyatt Hacienda del Mar Dorado, PR 81 — 81 Hyatt Wild Oak Ranch San Antonio, TX 96 192 288 Total 1,032 456 1,488 As of December 31, 2016 These properties are entitled for vacation ownership use and are currently in either development, planning or evaluation stages Unconsolidated joint venture ILG’s portfolio of Vistana and HVO properties

Glossary of terms Acquisition related and restructuring costs - Represents transaction fees, costs incurred in connection with performing due diligence, subsequent adjustments to our initial estimate of contingent consideration obligations associated with business acquisitions, and other direct costs related to acquisition activities. Additionally, this item includes certain restructuring charges primarily related to workforce reductions, costs associated with integrating acquired businesses and estimated costs of exiting contractual commitments. Adjusted earnings per share (EPS) - is defined as adjusted net income divided by the weighted average number of shares of common stock outstanding during the period for basic EPS and, additionally, inclusive of dilutive securities for diluted EPS. Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments, (3) acquisition related and restructuring costs, (4) other non-operating income and expense, (5) the impact of the application of purchase accounting, and (6) other special items. The Company's presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Adjusted net income - Net income attributable to common stockholders, excluding the impact of (1) acquisition related and restructuring costs, (2) other non-operating foreign currency remeasurements, (3) the impact of the application of purchase accounting, and (4) other special items. Ancillary member revenue - Other Interval Network member related revenue including insurance and travel related services. Average revenue per member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network, Vistana Signature Network and Hyatt Residence Club for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period. Vistana Signature Network revenue is included only since its date of acquisition. Average transaction price – Consolidated timeshare contract sales divided by the net number of transactions during the period. Club rental revenue – Represents rentals generated by the Vistana Signature Network and Hyatt Residence Club mainly to monetize inventory to provide exchanges through hotel loyalty programs. Constant currency – Represents current period results of operations determined by translating the functional currency results into dollars (the reporting currency) using the actual blended rate of translation from the comparable prior period. Management believes that the presentation of results of operations excluding the effect of foreign currency translations serves to enhance the understanding of ILG’s performance and improves period to period comparability of results from business operations.

Glossary of terms Consolidated timeshare contract sales – Total timeshare interests sold at consolidated projects pursuant to purchase agreements, net of actual cancellations and rescissions, where we have met a minimum threshold amounting to a 10% down payment of the contract purchase price during the period. Consumer financing – Includes interest income on vacation ownership mortgages receivable, as well as fees from servicing the existing securitized portion of Vistana’s receivables portfolio. Cost reimbursements - Represents the compensation and other employee-related costs directly associated with managing properties that are included in both revenue and cost of sales and that are passed on to the property owners or homeowner associations without mark-up. Cost reimbursement revenue of the Vacation Ownership segment also includes reimbursement of sales and marketing expenses, without mark-up, pursuant to contractual arrangements. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison. EBITDA - Net income attributable to common stockholders excluding, if applicable: (1) non-operating interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles. Free cash flow - is defined as cash provided by operating activities less capital expenditures and repayment activity related to securitizations, plus net changes in financing-related restricted cash and proceeds from securitizations (net of fees). This metric also excludes certain payments unrelated to our ongoing core business, such as acquisition-related and restructuring expenses. Management fee revenue – Represents vacation ownership property management revenue earned by our Vacation Ownership segment exclusive of cost reimbursements. Membership fee revenue – Represents fees paid for membership in the Interval Network, Vistana Signature Network and Hyatt Residence Club. Net leverage – Long term debt (excluding debt issuance costs) minus cash and cash equivalents divided by adjusted EBITDA. Other special items – consist of other items that we believe are not related to our core business operations. For the three and twelve month period ended December 31, 2016, includes the gain on bargain purchase associated with the Vistana acquisition. Other revenue – Includes revenue related primarily to exchange and rental transaction activity and membership programs outside of the Interval Network, Vistana Signature Network and Hyatt Residence Club, sales of marketing materials primarily for point-of-sale developer use, and certain financial services-related fee income.

Glossary of terms Rental and ancillary – Includes our rental activities such as Getaways, club rentals and hotel revenues for HVO and Vistana, as well as their associated resort ancillary revenues. Rental management revenue – Represents rental management revenue earned by our vacation rental businesses within our Exchange and Rental segment, exclusive of cost reimbursement revenue. Resort operations revenue – Pertains to our revenue generating activities from rentals of owned vacation ownership inventory (exclusive of lead-generation) along with ancillary resort services, in addition to rental and ancillary revenue generated by owned hotels. Sales of vacation ownership products, net – Includes sales of vacation ownership products, net, for HVO and Vistana. Service and membership revenue – Revenue associated with providing services including membership-related activities and exchange transactions, as well vacation ownership and vacation rental management businesses. Total active members – Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period. All Vistana Signature Network and Hyatt Residence Club members are also members of the Interval Network. Total timeshare contract sales – Total timeshare interests sold at consolidated and unconsolidated projects pursuant to purchase agreements, net of actual cancellations and rescissions, where we have met a minimum threshold amounting to a 10% down payment of the contract purchase price during the period. Tour flow – Represents the number of sales presentations given at sales centers (other than at unconsolidated properties) during the period. Transaction revenue – Interval Network, Vistana Signature Network and Hyatt Residence Club transactional and service fees paid primarily for exchanges, Getaways, reservation servicing and related transactions. Volume per guest – Consolidated timeshare contract sales divided by tour flow during the period.